UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006

DOCUMENT SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 26, 2006, Document Security Systems, Inc. (“DSS” or the “Company”) issued a press release to announce a licensing agreement with RR Donnelly & Sons, Inc. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference.

In addition to the description of the agreement described in the press release, the Company is providing the following additional information. The Company renewed an agreement with RR Donnelly for the licensing of certain of the Company’s patented technology that was to expire on July 31, 2006. The former agreement was entered into by the previous owners of the patented technology that the Company acquired ownership of in 2004. The Company did not receive any payments under the former agreement. The new agreement extends the usage of the licensed technology by RR Donnelly for three years and contains significantly different terms than the former agreement. Under the new agreement, the Company could receive up to $1.4 million per year based on RR Donnelly’s estimated historical usage of the technology, which if realized would significantly improve the Company’s financial results.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release of the Registrant dated May 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: June 1, 2006	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant dated May 26, 2006.